April 20, 1998

Dear Shareholder:

I am pleased to report that ARI continued its unbroken string of quarterly year-over-year top and bottom line improvements in the second quarter of fiscal 1998. We also signed Jayco, our second Top Five manufacturer of recreational vehicles. RV is our newest industry and represents our hottest short term market opportunity.

Nevertheless, we face some challenges as we head into the back half of our year. We need to capitalize quickly on the opportunity in RV, deliver our new products in a timely manner with high quality, implement new customers quickly to build future recurring revenue, and continue to control our costs.
None of these challenges will be easy or without risk;
however, I believe they are manageable. Even if everything doesn't go our way in the short term on the revenue side, we should still be able to achieve our primary financial goal for the year, which is cash break-even from operations net of changes in working capital items by the fourth quarter of this fiscal year.

Second Quarter Revenue

Revenues for the second quarter ending January 31, 1998 were 7% ahead of last year's second quarter, representing the eighth consecutive quarter of year-over-year growth. On a year-to-date basis, we are up
14% over last year as well. This quarter's revenue increase was driven by growth and acquisitions in the Equipment sector. Both recurring and non-recurring revenues rose by 7% over Q2 of last year, indicating balanced growth in the base of business as well as in new customers. We remain approximately on target in terms of the mix of recurring and non-recurring revenue at 64% recurring revenue.

While I am pleased that we have continued our unbroken growth record, I was not satisfied with the level of growth this quarter. We are experiencing slower growth than we had hoped for in the agribusiness sector, due to slower-than-expected development of the market for retail-level Electronic Commerce in that market sector.
However, we continue to believe this is a good long-term opportunity for us.

A second reason for our less-than-planned growth is the delay in new product releases. Our new PLUS1(R) for Windows was commercially released during the second quarter, so our revenues are only just starting to ramp. The new TradeRoute(TM) product is not yet released, though it is in beta test at selected customer sites and has been well received. We are on track to release this product - in both the dealer and manufacturer versions - during the fourth quarter.

Finally, our average deal size is increasing, which generally means a longer sales cycle. We are bringing new salespeople on board to try to counteract this trend by increasing the number of deals in the sales pipeline overall.

Cash Consumption

Despite these delayed revenues, we have been able to keep our expenses down. The combination of slightly increased revenue and tight expense control enabled us to reduce our loss by 7% compared to the first quarter of last year, representing the fifth consecutive quarter of year-over-year bottom line improvement.
Cash burn from operations net of changes in working capital items dropped 43% over the second quarter of fiscal year 1997. On a year to date basis, we are 59% better than last year on this measure. We are on a path to our fourth quarter goal of cash break-even from operations net of changes in working capital items.

Let me take this opportunity to explain this specific financial objective more fully. We divide our total cash flow into three parts. We report each of these three line items in the liquidity section of our quarterly Form 10-Q filing with the SEC:

     1.   Net cash from operations
     2.   Net cash from investment
     3.   Changes in working capital items

Essentially, the first item measures the fundamental cash generation capability of the Company's operations:
do we generate cash when we operate or do we use it?
It does not include investments we make (such as developing new software products or plant & equipment purchases), nor does it include the effects of the timing of accounts payable payments and accounts receivable collections. It is this line item which we expect will turn positive during the fourth quarter of this year (that is, the quarter ending July 31, 1998).

The second item measures the fundamental cash generation capability of the Company's investment activities: are we investing in the business or are we reaping the benefits of investing our free cash outside the Company? Since we are developing products
(investing) and have little free cash to invest outside the Company, this item is normally negative and will likely stay negative for the forseeable future.

The third item measures the effect of timing of cash flows: when did the quarter end relative to our last check run? what are the terms of our receivables and payables? are we paying or getting paid late or early?
Typically this will vary from quarter to quarter depending on the actual timing of payments and receipts.

Re-capitalization Status

Last summer, we announced a comprehensive three-part financing plan that was expected to lower the Company's debt burden, improve our cash flow, increase the audience of potential investors, and provide the Company with the funding to continue our growth. The only part of the plan which remained uncompleted as of the beginning of this quarter was the sale of the remaining 112,500 shares from the S-2 shelf registration. Due to the Company's low stock price in the wake of year-end tax loss selling, the Board determined that it would be too dilutive to continue to sell shares and elected to terminate the shelf offering and increase the Company's debt with WITECH instead.
Management and the Board of Directors reviews the Company's funding requirements and sources on an ongoing basis. It is very possible that the Company may require additional credit and/or equity investment to cover working capital, additional investment in products or acquisitions, and/or operations costs in the short to medium term. We are at a critical stage in the Company's financial history where we need to carefully balance investment for long term growth with our drive for short term improvement in cash flow.

A comment is in order regarding the one-for-four reverse split, which was approved by the shareholders and effected in November. On the positive side, it did enable us to keep our stock price above the $1.00 minimum bid price for continued listing on the NASDAQ
National Market Service, which took effect in February.
An additional objective of the reverse split was to place the stock price in a range where additional groups of investors would participate in the Company's future growth and prosperity. Based on market value traded per day, it appears that this objective was met:
the dollar volume does indeed appear to have increased
(though there may be many contributing reasons for the increase). However, the reverse split also may have exacerbated the tax loss selling we saw at the end of December. Investors who had purchased the stock in past years at higher prices now had a potential tax shelter with greater value than the current price of the stock, and they therefore sold their shares. I am hopeful that, with continued good financial performance by the Company, the stock will appreciate in value as our "turnaround in progress" is recognized by investors.

Summary and Outlook

I expect that we will have our second year in a row of sales growth and that we will indeed achieve cash break-even from operations net of changes in working capital items by the last quarter of the current fiscal year.

Our strategy to drive increased revenues and leverage our fixed cost by delivering quality solutions for customer-side electronic commerce in selected vertical markets remains unchanged. We are tracking to that plan and we are grateful for the encouragement and support we have received from you, our valued shareholders. The entire ARI team remains optimistic about ARI's future and fully committed to making it a bright one.



Sincerely,

/s/ Brian E. Dearing

Brian E. Dearing
Chairman, President & Chief Executive Officer



Note: Statements in this letter include "forward-looking statements" within the meaning of the Private
Securities Litigation Reform Act. The forward-looking statements can generally be identified by words such as "believes," "anticipates," "expects" or words of similar meaning. Forward-looking statements also include statements relating to the Company's future performance, such as future prospects, revenues, profits and cash flows. The forward-looking statements are subject to risks and uncertainties, which may cause actual results to be materially different from any future performance suggested in the forward-looking statements. Such risks and uncertainties include those factors described under "Forward Looking Statements" in the Company's most recent annual report on Form 10-K or quarterly report on Form 10-Q filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements are made only as of the date hereof, and the Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements. For more information, please refer to the Company's filings with the Securities and Exchange Commission.